Exhibit 31.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

        In connection with the amended Annual Report of Axsys Technologies, Inc (the "Company") on Form 11-K/A for the period ended December 31, 2002 (the "Report"), I, Stephen W. Bershad, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2003

/s/ STEPHEN W. BERSHAD Stephen W. Bershad Chief Executive Officer